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                                                                    EXHIBIT 10.6


                      NON-QUALIFIED STOCK OPTION AGREEMENT

         This NON-QUALIFIED STOCK OPTION AGREEMENT (this "AGREEMENT") dated as of February 24, 1999, is entered into by and among Tilmon J. Reeves ("OPTIONEE"), Kitty Hawk, Inc., a Delaware corporation (the "COMPANY"), and M. Tom Christopher ("CHRISTOPHER").

                                    RECITALS

A. This Agreement is entered into pursuant to the Kitty Hawk, Inc. 1999 Executive Stock Option Plan (the "PLAN"), dated as of February 24, 1999.

B. Optionee is currently the Company's President and Chief Operating Officer and is a member of the Company's Board of Directors.

C. The Company desires to grant Optionee a Non-Qualified Stock Option (the "OPTION") to purchase 400,000 shares of the Company's Common Stock, par value $.01 per share, (the "OPTIONED SHARES").

D. Optionee and the Company desire that this Option replace and supersede the option (the "PRIOR OPTION") granted by that certain Stock Option Agreement (the "PRIOR OPTION AGREEMENT"), dated April 27, 1998, by and between Optionee and the Company, and/or that certain Modified and Restated Employment Agreement (the "MODIFIED EMPLOYMENT AGREEMENT"), dated April 27, 1998, by and between Optionee and the Company, and that upon execution of this Agreement, the Prior Option shall be superseded hereby pursuant to Section 17 hereof.

E. Optionee and the Company desire to set forth herein the terms and conditions of the Option.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed by each of the parties hereto, the parties hereto agree as follows:

         1. Grant of Option. The Company hereby grants to Optionee until 11:59 p.m., Dallas, Texas time, on February 24, 2009 (the "EXPIRATION DATE") the right and option to purchase the Optioned Shares from the Company at a price of $16.75 per Optioned Share (the "EXERCISE PRICE").

         2.       Subject to Plan; Stockholder Vote.

         (a) This Option is issued pursuant to the Plan, and the obligations of the Company and the rights of the Optionee are subject to all applicable laws,



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                  rules, and regulations and provisions of the Plan. This Option and its exercise are subject to the terms of the Plan. Capitalized terms used herein, but not defined herein, shall have the meanings assigned to such terms in the Plan.

         (b) This Option is granted subject to approval of the Plan by the Company's stockholders. In that regard, Christopher hereby irrevocably agrees to vote all shares of the Company's Common Stock, par value $0.01 per share ("COMMON STOCK"), that Christopher is entitled to vote (including specifically those shares of Common Stock owned by Conrad A. Kalitta which Christopher is entitled to vote) in favor of approving the Plan.

         3. Exercise of Option. Subject to Sections 4 and 5 below, Optionee may exercise this Option, in whole or from time to time in part, at any time before the Expiration Date, by sending written notice thereof to the Company in accordance with the provisions of this Agreement. This Option may be exercised only with respect to full shares in increments of not less than 20,000 shares at a time, and no fractional shares of stock shall be issued.

         4. Vesting; Time of Exercise. Except as specifically provided in Sections 5 and 6 of this Agreement, this Option shall be vested and exercisable in the following cumulative installments:

         (a) First installment. Up to one-half of the total Optioned Shares at any time following the date hereof.

         (b) Second installment. Up to an additional one-quarter of the total Optioned Shares at any time following April 1, 2000.

         (c) Third installment. Up to the remaining one-quarter of the total Optioned Shares at any time following April 1, 2001.

         Notwithstanding the foregoing, in the event of:

                  (i) any liquidation or dissolution of the Company, any reorganization, merger or consolidation pursuant to which the Company is not the surviving or resulting corporation, or any proposed sale of substantially all of the assets of the Company, all unvested rights to acquire Optioned Shares shall immediately vest and become exercisable;

                  (ii) termination of Optionee's employment by the Company without cause, or because of Optionee's death or disability, all unvested rights to acquire Optioned Shares shall immediately vest and become exercisable; and

                  (iii) a Change of Control, all unvested rights to acquire Optioned Shares shall immediately vest and become exercisable.

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         5.       Forfeiture. Subject to earlier termination under Section 6 hereof, this Option, and all unissued Optioned Shares granted to Optionee hereunder, will terminate and be forfeited on the day and at the time of the first of the following to occur:

         (a)      the Expiration Date;

         (b) 5 p.m. on the date which is twelve (12) months following the Optionee's termination of service as an employee of the Company due to death;

         (c) immediately upon termination of Optionee's employment by Optionee's voluntary resignation or retirement before Optionee reaches age 65 (other than as a result of death or disability); and

         (d) immediately upon termination of Optionee's employment for cause.

         In addition, if during or after the termination of Optionee's employment with the Company, Optionee directly or indirectly engages in competition with the Company or discloses any proprietary and confidential business information of the Company or its affiliates in breach or violation of any agreement with or implied obligation to the Company, the Company may immediately by delivery of notice to Optionee, terminate Optionee's vested and unexercised and unvested rights under this Option. The parties hereto agree that any termination of such rights pursuant to the foregoing sentence is not intended nor to be construed as a waiver or relinquishment by the Company of any other claim or remedy against Optionee for any such breach or violation.

         6.       Changes in Capitalization.

         (a) The existence of this Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         (b) In the event of any liquidation or dissolution of the Company, any reorganization, merger or consolidation pursuant to which the Company is not the surviving or resulting corporation, or of any proposed sale of substantially all of the assets of the Company, there shall be substituted for each share of Common Stock subject to the unexercised portion of the Option that number of shares of each class of stock or other securities or that amount of cash, property or assets that the Optionee would have

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                  received on a per share basis had this Option been exercised in full prior to such event. Notwithstanding the foregoing, however, the Board, in its sole discretion, may cancel this Option at least thirty (30) days prior to the effective date of any such liquidation or dissolution of the company, any reorganization, merger or consolidation, or of any such proposed sale of substantially all of the assets of the Company, and give notice to Optionee of its intention to cancel the Option and permit the purchase during the thirty
                  (30) day period following the delivery of such notice of any or all of the shares subject to the Option, including shares as to which such Option would not otherwise be exercisable.

         (c) If before the termination hereof, Common Stock is changed into, or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, or similar transaction, the description of the undelivered Optioned Shares will be deemed modified so that the undelivered Optioned Shares shall be of the same class and character as the holder the Optioned Shares would have been entitled to receive had such undelivered Optioned Shares been delivered and outstanding before the change was effected.

         7. Who May Exercise. Subject to the terms and conditions set forth in Sections 3, 4 and 5 above, during the lifetime of the Optionee, this Option may be exercised only by the Optionee, or by the Optionee's guardian. If the Optionee's service as an employee of the Company terminates as a result of death or disability prior to the Expiration Date, and the Optionee has not exercised this Option in full as to the maximum percentage of Optioned Shares set forth in
Section 4 hereof as of the date of death or disability, the following persons may exercise the remaining exercisable portion of this Option on behalf of the
Optionee: (i) if the Optionee is disabled, the guardian of the Optionee; or (ii) if the Optionee dies, the personal representative of his estate, or the person who acquired the right to exercise this Option by bequest or inheritance or by reason of the death of the Optionee; provided that this Option shall remain subject to the other terms of this Agreement, the Plan, and applicable laws, rules, and regulations.

         8. Manner of Exercise; Taxes. This Option may be exercised by the delivery of written notice to the Committee setting forth the Optionee's intention to exercise the Option and the date of exercise thereof (the "EXERCISE DATE") which shall be at least three (3) business days after giving such notice, unless an earlier date shall have been mutually agreed upon. On the Exercise Date, the Optionee shall deliver to the Company consideration with a value equal to the Exercise Price multiplied by the number of Optioned Shares being acquired. The aggregate Exercise Price must be tendered in cash with the notice of exercise, or if Optionee elects in the notice of exercise, may be paid by deducting from the shares to be delivered the number of such shares whose value would equal the Exercise Price at their Fair Market Value. As used herein, "FAIR MARKET VALUE" shall mean the average last trade value of the Common Stock on the principal

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securities exchange on which the Common Stock is traded for the last five (5)
trading days preceding the date or event in question.

         Upon payment of all amounts due from the Optionee, the Company shall cause certificates for the Optioned Shares then being purchased to be delivered to the Optionee at the address specified under Section 24 within ten (10) business days after the Exercise Date. The obligation of the Company to deliver the Optioned Shares shall, however, be subject to the condition that if at any time the Committee shall determine, in its sole discretion, that the listing, registration, or qualification of the Option or the Optioned Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of shares thereunder, the Option may not be exercised unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

         If the Optionee fails to pay for any of the Optioned Shares specified in such notice or fails to accept delivery thereof, the Optionee's right to purchase any Optioned Shares may be terminated by the Company.

         If the Company is required or entitled by applicable law to withhold taxes in connection with the delivery of any shares hereunder, at the time and as a condition of the delivery of such shares Optionee shall either (i) tender to the Company the amount of such withholding in cash, or (ii) if then permitted by applicable law and with the Company's consent (which the Company may not withhold unreasonably), authorize the Company to deduct from the number of shares to be delivered a number of shares of a value, determined by their then fair market value, equal to the amount of such withholding. Any shares deducted for withholding shall be deemed issued and delivered in determining the number of Optioned Shares that have been delivered hereunder.

         9. Non-Assignability. This Option is not assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

         10. Rights as Stockholder. The Optionee will have no rights as a stockholder with respect to any shares covered by this Option until the issuance of a certificate or certificates to the Optionee for the Optioned Shares.

         11. Optionee's Representations. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that the Optionee will not exercise the Option granted hereby, and that the Company will not be obligated to issue any Optioned Shares to the Optionee hereunder, if the exercise thereof or the issuance of such Optioned Shares shall constitute a violation by the Optionee or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding, and conclusive.


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         In addition, Optionee represents and warrants to the Company that as a principal executive officer and member of the board of directors of the Company and its air-carrier subsidiary, Optionee has had full access to all material information relating to the business and affairs of the Company, and has received all information and data with respect to the Company and the Optioned Shares that he has requested and has deemed relevant in connection with his receipt of his rights hereunder. Optionee does not rely upon any representation or warranty by any person or entity with respect to the future value of, or income from, the Optioned Shares, but rather relies upon his own independent examination and judgment as to the Company's prospects.

         12. Investment Representation. Unless the Common Stock is issued to him in a transaction registered under applicable federal and state securities laws, by his execution hereof, the Optionee represents and warrants to the Company that all Common Stock which may be purchased hereunder will be acquired by the Optionee for investment purposes for his or her own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Common Stock is issued to him in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend.

         13. Optionee's Acknowledgments. The Optionee acknowledges, represents and warrants receipt of a copy of the Plan, which is annexed hereto, and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions thereof. The Plan is a separate legal document that contains the general terms and conditions applicable to this Option.

         14. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas (excluding any conflicts of law rule or principle of Texas law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

         15. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

         16. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Optionee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the

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enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

         17. Entire Agreement. This Agreement and the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof, including specifically the Prior Option Agreement and the Modified Employment Agreement, and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement and the Plan. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

         18. No Right to Continue Employment. Nothing herein shall be construed to confer upon the Optionee the right to continue in the employment of the Company or any Subsidiary or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Optionee at any time (subject to any contract rights of the Optionee).

         19. Parties Bound. The terms, provisions, representations, warranties, covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns.

         20. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend or revoke this Option to the extent permitted in the Agreement or the Plan.

         21. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

         22. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

         23. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or the Optionee, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

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         (a)      Notice to the Company shall be addressed and delivered as
                  follows:

                  Kitty Hawk, Inc.
                  1515 West 20th Street
                  P.O. Box 612787
                  Dallas/Fort Worth, Texas 75261
                  Attn: Chief Executive Officer

         (b) Notice to the Optionee shall be addressed and delivered as follows:

                  Tilmon J. Reeves
                  316 Lakeland Drive
                  Highland Village, Texas 75077

         24. Optionee Covenants. Optionee acknowledges, covenants and agrees with the Company that:

         (a) Neither this Agreement nor the Optioned Shares are registered under any federal or state law relating to the registration of securities for sale, and this Agreement is, and the Optioned Shares will be, issued and delivered in reliance on exemptions from registration under such laws.

         (b) Optionee shall not offer for sale, sell or transfer shares acquired upon exercise hereof ("DELIVERED SHARES") except in accordance with applicable securities laws and with the provisions hereof.

         (c) Except as provided in Section 25 hereof, the Company shall have no obligation to register delivered shares or to comply with any exemption available for Optionee's sale of delivered shares without registration, and the Company shall have no obligation to act in any manner so as to make Rule 144 under the Securities Act of 1933, as amended (the "1933 ACT"), available with respect to the sale of delivered shares by Optionee.

         (e) Optionee's exercise of this Option as to any Optioned Shares, and acceptance of delivery of any delivered shares shall constitute Optionee's confirmation that all of his representations, warranties and covenants contained herein are true, correct and effective as of such time.

         25. Registration. If at any time the Company registers any material portion of its Common Stock under the 1933 Act or obtains exemption from the 1933 Act for the public offer or sale of such material portion of Common Stock, the Company shall include in such registration or exempt transaction Optionee's delivered shares in at least the same ratio as Common Stock then held by or for Christopher are included in such registration or exempt transaction.

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         26. Binding Agreement to Arbitrate Disputes. All disputes under or relating to this Agreement must be resolved exclusively by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") in effect at the time the arbitration proceeding commences; except that (a) the locale of any arbitration shall be Dallas, Texas, (b) the arbitrator or arbitrators shall with any final award supply written findings of fact and conclusions of law, and (c) any party may seek from a court of competent jurisdiction any provisional remedy that may be necessary to protect its rights or assets pending the commencement of the arbitration or its determination of the merits of the controversy. The arbitration award shall be final and binding on all parties, and judgment upon such arbitration award may be entered in any court having jurisdiction. A prevailing party in arbitration or litigation about this Agreement shall be entitled to recover its reasonable attorneys' fees and costs.


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         IN WITNESS WHEREOF, the undersigned have signed this Agreement as of the date first listed above.

                                         KITTY HAWK, INC.



                                         By:
                                            ------------------------------------
                                         Name: M. Tom Christopher
                                         Title: Chief Executive Officer



                                         ---------------------------------------
                                         M. Tom Christopher


                                         OPTIONEE



                                         ---------------------------------------
                                         Tilmon J. Reeves



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